                                                              EXHIBIT (d)(2)(ii)

                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                         INVESTMENT MANAGEMENT AGREEMENT

                                     BETWEEN

                                ING MUTUAL FUNDS

                                       AND

                              ING INVESTMENTS, LLC

              SERIES                            ANNUAL INVESTMENT MANAGEMENT FEE
              ------                            --------------------------------
                                          (as a percentage of average daily net assets)
ING Foreign Fund                               1.00% of assets up to $500 million
                                           0.90% of assets in excess of $500 million

ING Global Equity Dividend Fund                               0.70%

ING International Fund                                        1.00%

ING Precious Metals Fund                        1.00% of assets up to $50 million
                                             0.75% of assets in excess of $50 million

ING Russia Fund                                               1.25%